SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported) December 18, 1997


                              ICON Cash Flow Partners L.P. Seven
            (Exact name of registrant as specified in its charter)



                                 Delaware 33-94458 13-3835387
          (State or other jurisdiction of (Commission (IRS Employer
            incorporation or organization)       File Number)
      Identification Number)


               600 Mamaroneck Avenue, Harrison, New York 10528-1632
             (Address of principal executive offices) (Zip Code)


                                              (914) 698-0600
             (Registrant's telephone number, including area code)










Items 1 through 4, 6 and 8 Not Applicable.

Item 5.     Other Events.
      Reference is made to the press release issued to the public by the registrant on March 11, 1998, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.


Item 7.           Financial Statements, Pro Forma Financial Information and
Exhibits.

            (c)   Exhibits

            99.1. Text of press release dated March 11, 1998.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          ICON Cash Flow Partners L.P. Seven

                                          By: ICON Capital Corp.
                                          Its General Partner



                                          By:  /s/ John L. Lee
                                          John L. Lee
                                          Its Assistant Secretary

Dated: March 11, 1998

                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


      March 11, 1998. ICON Capital Corp. of Harrison NY ("ICON") the General Partner of ICON Cash Flow Partners L.P. Seven ("LP 7"), a publicly registered equipment leasing partnership managed by ICON announced today developments concerning two assets owned by LP 7. As of December 31, 1997, LP 7 owned $166,383,118 of assets, based on the acquisition cost of LP 7.

      In a Form 8-K filing with the Securities and Exchange Commission on January 2, 1998, the Partnership reported that it had disposed of its interest in the residual value of two U.S. registered offshore supply vessels, the m.v. Oxy One and m.v. Oxy Two which had been previously chartered to an affiliate of Occidental Petroleum Corporation. The Partnership's interest in the two vessels had been acquired on April 9, 1997 for a cash purchase of $3,430,000 and was disposed of on December 18, 1997 for total cash proceeds received by the Partnership of $5,864,138.

      On December 30, 1996 the Partnership acquired a 50% interest in a partnership owning the right to acquire the Rowan "Halifax" 116-C jack-up offshore drilling rig ("Rig"). The total cash purchase price of the interest is $12,325,000. ICON recently obtained a third party appraisal, from a leading international appraiser, of LP 7's interest in the Rig. The appraisal estimated the current fair market value of the Partnership's 50% interest in the Rig at $39,000,000 and a future value in September 2000, when the initial term of the charter currently encumbering the Rig expires, of $41,000,000. Although LP 7 is pleased with its investment in this transaction, LP 7 is currently exploring the possibility of selling its interest in the Rig but it has obtained no commitment from any person to purchase it and there can be no assurance that any such sale can be consummated at a price reflecting the current or future appraised value of the Rig. In an effort to pursue the sale of LP 7's interest in the Rig. ICON is in the process of engaging an investment banker to advise LP 7 concerning this asset and to conduct a sale process on behalf of LP 7. It is anticipated that the Fund may make a special distribution to its partners of some or all of the net proceeds of such a sale of the Rig, in part because of tax considerations of the Fund's partners resulting from such sale, although there can be no assurance that such a distribution could be made in all circumstances.

Cautionary Statement Regarding Forward Looking Information

      The statements made above with respect to the possible disposition of the Partnership's interest in an offshore drilling rig are "forward looking" (as such term is defined in rules promulgated pursuant to the Securities Act of 1933 as amended). Because such forward looking statements include risk and uncertainties, actual results may differ materially from those expressed in or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, the risks associated with fluctuations in the market value of used offshore oil drilling rigs, dependence upon the accuracy of independent appraisals, the fact the appraisal referred to above represents only the opinion of the appraiser and does not constitute an offer to purchase the Rig or LP 7's interest in the Rig, and the possibility of a default under the existing charter encumbering the Rig including the failure of the charterer to provide adequate insurance to protect against a catastrophe affecting the Rig.